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                                                                     EXHIBIT 5.1


                              TROUTMAN SANDERS LLP
                          NationsBank Plaza, Suite 5200
                           600 Peachtree Street, N.E.
                           Atlanta, Georgia 30308-2216



                                  June 20, 1997



Norrell Corporation
3535 Piedmont Road, N.E.
Atlanta, Georgia  30305


Gentlemen:

         We have acted as counsel to Norrell Corporation, a Georgia corporation (the "Company"), in connection with the proposed public offering and sale by the Company and certain shareholders of the Company (the "Selling Shareholders") of up to 3,277,500 shares of the Company's Common Stock, no par value (the "Common Stock"), 350,000 shares of which will be sold by the Selling Shareholders (the "Shareholders' Shares") and up to 2,927,500 shares of which will be sold by the Company (the "Company Shares") (the Shareholders' Shares and the Company Shares, collectively, the "Shares"), pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into among the Company, the Selling Shareholders and Dillon, Read & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation and The Robinson-Humphrey Company, Inc. (the "Underwriters").

         This opinion is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretive Standards are incorporated in this opinion by this reference.

         In the capacity described above, we have examined originals (or copies certified or otherwise identified to our satisfaction) of the registration statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission on the date of this letter relating to the registration of the Shares pursuant to the Securities Act of 1933, as amended (the "Act"), the form of Common Stock certificate, the Restated Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof, corporate and other documents, records and papers, certificates of public officials and



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certificates of officers of the Company and of the Selling Shareholders. In such examination, we have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us and the genuineness and conformity to original documents of documents submitted to us as certified or photostatic copies.

         On the basis of such examination, it is our opinion that, subject to
(i) the Underwriting Agreement being entered into by the proper parties in substantially the form thereof filed as an exhibit to the Registration Statement or as may be filed as an amendment thereto or under cover of a report on Form 8-K, (ii) the Shares being sold for value as contemplated by the terms of the Underwriting Agreement, (iii) compliance with the pertinent provisions of the Act and the Securities Exchange Act of 1934, as amended; and (iv) compliance with the applicable provisions of the securities or "blue sky" laws of the various states, the Shareholders' Shares are and the Company Shares will be, when certificates therefor have been duly executed, countersigned, registered, issued and delivered by the proper officers of the Company, duly and validly issued, fully paid, nonassessable shares of the Company's Common Stock.

         We are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia and the Federal law of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the related prospectus.

                                        Very truly yours,

                                        /s/  TROUTMAN SANDERS LLP

                                        TROUTMAN SANDERS LLP